   As filed with the Securities and Exchange Commission on December 10, 1999.

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

      --------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

      --------------------------------------------------------------------

                                 EL SITIO, INC.
             (Exact Name of Registrant as Specified in Its Charter)

          BRITISH VIRGIN ISLANDS                       NOT APPLICABLE
       (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
     of Incorporation or Organization)

                                 EL SITIO, INC.
                              AVENIDA BELGRANO 845
                          1092 BUENOS AIRES, ARGENTINA

                      EL SITIO, INC. 1999 STOCK OPTION PLAN
                            (Full title of the plan)

                              CT CORPORATION SYSTEM
                                  1633 BROADWAY
                               NEW YORK, NY 10019
                                 (212) 664-1666
                     (Name and address of agent for service)

                                 (212) 664-1666
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:

                              NEIL A. TORPEY, ESQ.
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                 399 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: (212) 318-6000

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                                           AMOUNT TO BE         OFFERING           AGGREGATE       REGISTRATION FEE
 TITLE OF SECURITIES TO BE REGISTERED     REGISTERED (1)   PRICE PER SHARE (2) OFFERING PRICE (2)        (2)
=====================================================================================================================
Common Shares, par value $0.01              3,240,000           $16.00            $51,840,000           $13,686
=====================================================================================================================

(1) The number of common shares, par value $0.01 per share (the "Common Shares"), stated above consists of the aggregate number of shares which may be issued under the El Sitio, Inc. 1999 Stock Option Plan (the "Plan"). The maximum number of shares which may be issued under the Plan are subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement includes, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 as amended, based on $16.00, the initial public offering price of the Common Shares of the registrant.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS

         Documents containing the information specified in Part I of this registration statement have been sent or given to participants in the Plan as specified by Rule 428(b)(l) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following information filed with the Commission is incorporated herein by reference:

                  1. The registrant's Form 8-A filed on December 3, 1999, pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

                  2. The description of the Common Shares of the registrant contained in the registrant's registration statement on Form F-1, as amended (Registration No. 333-91263), originally filed with the Commission on November 19, 1999, and declared effective (as amended) on December 9, 1999.

         In addition, all documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The International Business Companies Act, 1984 of the British Virgin Islands permits an international business company to indemnify directors and officers and permits an international business company to acquire liability insurance for directors and officers.

         Under Sections 118 through 123 of our articles of association, the registrant is empowered to indemnify its directors and officers as follows:

                  "118. Subject to the limitations hereinafter provided, the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Person who

                           (a) is or was a party or is threatened to be made a
                  party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a director, an officer on a liquidator of the Company; or

                           (b) is or was, at the request of the Company, serving
                  as a director, officer or liquidator of or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

                  119. The Company shall only indemnify a Person if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the Person had no reasonable cause to believe that his conduct was unlawful.

                  120. The decision of the directors as to whether the Person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the Person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved.

                  121. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Person did not act honestly and in good faith and with a view to the best interests of the Company or that the Person had reasonable cause to believe that his conduct was unlawful.

                  122. If a Person to be indemnified has been successful in defence of any proceedings referred to above, the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the Person in connection with the proceedings.

                  123. The Company may purchase and maintain insurance in relation to any Person who is or was a director, an officer or a liquidator of the Company, or who at the request of the Company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the Person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the Person against the liability as provided in these Articles."

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this registration statement are as follows:

          EXHIBIT NO.                             DESCRIPTION
          -----------                             -----------

              3.3         Amended and Restated Memorandum of Association of the registrant(*)

              3.4         Amended and Restated Articles of Association of the registrant(*)

              4.1         Form of Common Shares Certificate(*)

              5.1         Opinion of Conyers Dill & Pearman

             23.1         Consent of Deloitte & Touche LLP

             23.2         Consent of Deloitte & Touche, Argentina

             23.3         Consent of Deloitte Touche Thomatsu, Brazil

             23.4         Consent of Deloitte & Touche, Columbia

             23.5         Consent of Deloitte & Touche LLP

             23.6         Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

             24.1         Power of Attorney (included on the Signature Page)

         ------------------------
         (*) Incorporated by reference to the registrant's registration statement on Form F-1, as amended (Registration No. 333-91263), originally filed with the Commission on November 19, 1999, and declared effective (as amended) on December 9, 1999.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         A.       (1)      To file, during any period in which offers or sales
are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (A) (1) (i) and (A) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) To file a post-effective amendment to this registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 9, 1999.

                                            EL SITIO, INC.



                                            By: /s/ Horacio Milberg
                                                -------------------------------
                                                 Horacio Milberg
                                                 Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Horacio Milberg and Roberto Cibrian-Campoy, with full power to act without the other, and each of them, as such person's true and lawful attorney- or attorneys-in-fact and agent or agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or such person's substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   Name                                          Title                                    Date
                   ----                                          -----                                    ----

                    *                         Chief Executive Officer and Director                 December 9, 1999
-----------------------------------------     (Principal Executive Officer)
Roberto Cibrian-Campoy

/s/ Horacio Milberg                           Chief Financial Officer (Principal Financial         December 9, 1999
-----------------------------------------     Officer)
Horacio Milberg

                    *                         Chief Administrative Officer, Controller and         December 9, 1999
-----------------------------------------     Treasurer (Principal Accounting Officer)
Alfredo Jimenez de Arechaga

                    *                         Chairman of the Board of Directors                   December 9, 1999
-----------------------------------------
Roberto Vivo-Chaneton

                   Name                                      Title                                      Date
                   ----                                      -----                                      ----


                    *                                       Director                               December 9, 1999
-----------------------------------------
Guillermo Liberman

                    *                                       Director                               December 9, 1999
-----------------------------------------
Ricardo Verdaguer

                    *                                       Director                               December 9, 1999
-----------------------------------------
Michael Greeley

                    *                                       Director                               December 9, 1999
-----------------------------------------
Michael Levitt

                    *                                       Director                               December 9, 1999
-----------------------------------------
Carlos Cisneros

                    *                                       Director                               December 9, 1999
-----------------------------------------
Sofia Pescarmona


*By /s/ Horacio Milberg
-----------------------------------------
    Horacio Milberg
    Attorney-in-Fact

                     SIGNATURE OF AUTHORIZED REPRESENTATIVE

         Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of El Sitio, Inc., has signed this Registration Statement on Form S-8 in Miami, Florida on December 8, 1999.

                                                       /s/ Paola Prado
                                                       -------------------------
                                                       Paola Prado
                                                       AUTHORIZED REPRESENTATIVE

                                  EXHIBIT INDEX


          EXHIBIT NO.                             DESCRIPTION
          -----------                             -----------

              3.3         Amended and Restated Memorandum of Association of the registrant(*)

              3.4         Amended and Restated Articles of Association of the registrant(*)

              4.1         Form of Common Shares Certificate(*)

              5.1         Opinion of Conyers Dill & Pearman

             23.1         Consent of Deloitte & Touche LLP

             23.2         Consent of Deloitte & Touche, Argentina

             23.3         Consent of Deloitte Touche Thomatsu, Brazil

             23.4         Consent of Deloitte & Touche, Columbia

             23.5         Consent of Deloitte & Touche LLP

             23.6         Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

             24.1         Power of Attorney (included on the Signature Page)

         -------------------------
         (*) Incorporated by reference to the registrant's registration statement on Form F-1, as amended (Registration No. 333-91263), originally filed with the Commission on November 19, 1999, and declared effective (as amended) on December 9, 1999.